EXHIBIT 16.1



R. E. BASSIE & CO.
CERTIFIED PUBLIC ACCOUNTANTS
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                                         6671 Southwest Freeway, Suite 550
                                         Houston, Texas 77074-2115
                                         Tel: (713) 272-8500 Fax: (713) 272-8515
                                         E-Mail: Rebassie@aol.com




October 13, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for Gridline Communications Holdings Inc. (f/k/a North Shore Capital IV, Inc.), and under the date of May 19, 2005, we reported on the financial statements of Gridline Communications Holdings Inc. as of December 31, 2004 and 2003 and for the years then ended. In addition, this firm reviewed the financial statements of Gridline Communications Holdings Inc. for the quarters ended March 31, 2005 and June 30, 2005. On September 27, 2005, our appointment as principal accountants was terminated. We have read Gridline Communications Holdings Inc.'s statements included under Item 4 of its Form 8-K dated October 3, 2005. We agree with such statements insofar as it relates to this Firm.

Very truly yours,


/s/ R. E. Bassie & Co.

R. E. Bassie & Co.